UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST QUALIFICATION AMENDMENT NO. 6 TO

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

StreamNet, Inc.

Corporate:

StreamNet, Inc.

7582 Las Vegas Blvd.

Las Vegas, Nevada 89123

(702) 721-9915

http://www.StreamNet.TV

Best Efforts Offering of 3,600,000 Common Stock Shares
Offering Price per Common Stock Share: $5.00 USD
Minimum Offering: 4,000 Common Stock Shares ($20,000 USD)

This Post Qualification Amendment No. 6 is filed for the sole purpose of changing the termination date of the offering to the earlier of (1) the sale of 3,600,000 Common Stock Shares by the Company and 360,000 shares by the selling shareholder, (2) September 5, 2019, the date that is two years after the Offering was originally Qualified by the United States Securities and Exchange Commission, or (3) a date prior to September 5, 2019 as so determined by the Company’s Management (the “Offering Period”).

DATED: August 20, 2018

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Post Qualification Amendment No. 6 to the Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 20, 2018.

StreamNet, Inc.

By:	Mr. Darryl Payne

/s/ Mr. Darryl Payne
Name:	Mr. Darryl Payne
Title:	Chief Executive Officer and Director (principal executive officer, principal accounting officer)

By:	Mr. William Beamon

/s/ Mr. William Beamon
Name:	Mr. William Beamon
Title:	Vice President and Director